Exhibit 99.1

DraftKings Appoints Gregory W. Wendt to Board of Directors

BOSTON – Oct. 28, 2025 – DraftKings Inc. (Nasdaq: DKNG) today announced the appointment of Gregory W. Wendt to its Board of Directors as an independent director, effective October 24, 2025. Mr. Wendt’s appointment follows the recommendation of the Board’s Nominating and Corporate Governance Committee, and he will also serve as a member of that committee.

“Greg brings deep expertise in investment management and a strong understanding of the gaming sector,” said Jason Robins, DraftKings’ Chief Executive Officer and Co-Founder. “His insights will be invaluable as we continue to scale our business, enhance the customer experience and strengthen DraftKings’ position as a leader in sports entertainment and technology.”

Mr. Wendt recently retired as a Partner of Capital Group Companies, one of the world’s largest investment management firms and parent company of the American Funds family of mutual funds. During a 37-year career with the firm, he served as an investment analyst and portfolio manager, with research responsibilities spanning the global casino sector and other leisure industries.

“I’m honored to join the DraftKings Board at such an exciting time for the company,” said Mr. Wendt. “DraftKings continues to redefine fan engagement and the gaming landscape through innovation that drives sustainable growth, and I look forward to supporting its future success.”

Mr. Wendt serves as a Trustee of the University of Chicago, where he earned his A.B. in Economics, and holds an M.B.A. from Harvard University.

About DraftKings

DraftKings Inc. is a digital sports entertainment and gaming company created to be the Ultimate Host and fuel the competitive spirit of sports fans with products that range across daily fantasy, regulated gaming and digital media. The company is headquartered in Boston and was launched in 2012 by Jason Robins, Matt Kalish and Paul Liberman. DraftKings’ mission is to make life more exciting by responsibly creating the world’s favorite real-money games and betting experiences. DraftKings Sportsbook is live with mobile and/or retail sports betting operations pursuant to regulations in 28 states, Washington, D.C. and in Ontario, Canada. The Company operates iGaming pursuant to regulations in five states and in Ontario, Canada under its DraftKings brand and pursuant to regulations in four states and in Ontario, Canada, under its Golden Nugget Online Gaming brand. DraftKings also owns Jackpocket, the leading digital lottery courier app in the United States. DraftKings’ daily fantasy sports product is available in 44 states, the District of Columbia and certain Canadian provinces. DraftKings is both an official sports betting and daily fantasy partner of the NFL, NHL, PGA TOUR, WNBA and UFC, as well as an official daily fantasy partner of NASCAR, an official sports betting partner of the NBA and an authorized gaming operator of MLB. In addition, DraftKings owns and operates DraftKings Network a multi-platform content ecosystem. DraftKings is committed to being a responsible steward of this new era in real-money gaming by developing and promoting educational information and tools to help all players enjoy our games responsibly.

Contact

media@draftkings.com
@DraftKingsNews

Forward-Looking Statements

Certain statements made in this press release are “forward looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” ”would,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside DraftKings’ control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see DraftKings’ filings with the Securities and Exchange Commission. DraftKings does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.